Exhibit 99.1

Jun 28, 2017
Noble Energy Closes Upstream Appalachia Sale
Houston, June 28, 2017 (GLOBE NEWSWIRE) -- Noble Energy, Inc. (NYSE: NBL) ("Noble Energy" or "the Company") announced today that it has closed the transaction divesting its upstream assets in northern West Virginia and southern Pennsylvania to HG Energy II Appalachia, LLC, a portfolio company of Quantum Energy Partners ("Quantum"). The purchase price of $1.125 billion is subject to customary closing adjustments. An additional contingent amount of $100 million, structured as three separate payments of $33.3 million, is payable to the Company should the average annual price realization at Dominion South exceed $3.30 per million Btu in the individual annual periods from 2018 through 2020.
Proceeds from the transaction will be used to pay down borrowings on Noble Energy's revolving credit facility by the end of June 2017.
Total production from the assets averaged approximately 70 thousand barrels of oil equivalent per day from the beginning of 2017 through the closing date.
Closing of the separate midstream transaction divesting the holding company which owns a 50 percent interest in CONE Gathering, LLC and 21.7 million common and subordinated limited partnership units in CONE Midstream Partners LP (NYSE:CNNX) to a portfolio company of Quantum is still expected to occur in the third quarter of this year.
Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People's Lives®. For more information, visit http://www.nblenergy.com.
Forward Looking Statements
This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "believes", "expects", "intends", "will", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy's current views about future events. Such forward-looking statements may include, but are not limited to, future financial and operating results, and other statements that are not historical facts, including estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's businesses that are discussed in Noble Energy's and Clayton Williams' most recent annual reports on Form 10-K, respectively, and in other Noble Energy and Clayton Williams reports on file with the Securities and Exchange Commission (the "SEC"). These reports are also available from the sources described above. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update any forward-looking statements should circumstances or management's estimates or opinions change.

Investor Contacts
Brad Whitmarsh
(281) 943-1670
brad.whitmarsh@nblenergy.com

Megan Repine
(832) 639-7380
megan.repine@nblenergy.com

Megan Dolezal
(281) 943-1861
megan.dolezal@nblenergy.com

Media Contacts
Reba Reid
(713) 412-8441
media@nblenergy.com

Deena McMullen
(281) 943-1732
media@nblenergy.com

Source: Noble Energy Inc.
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